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                                                                      EXHIBIT 99

[LOGO]                                         FOR IMMEDIATE RELEASE
                                               CONTACT: CONWAY G. IVY
                                               SENIOR VICE PRESIDENT, CORPORATE
                                               PLANNING AND DEVELOPMENT
                                               216-566-2102

                                      NEWS:
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            The Sherwin-Williams Company - 101 Prospect Avenue, N.W.,
                     Cleveland, Ohio 44115 - (216) 566-2140

CLEVELAND, Ohio - April 7, 2003 - The Sherwin-Williams Company (NYSE: SHW) is meeting with security analysts on Tuesday, April 8th and will announce that consolidated sales for the first quarter of 2003 are expected to be slightly below the first quarter of 2002. On March 10, 2003, the Company estimated that first quarter sales this year would be the same as or slightly higher than last year's first quarter. More stringent inventory control by many retail customers due to the adverse impact of harsh weather on their sales in February and early March led to the lower estimate.

For the first quarter of 2003, consolidated sales were adversely impacted by harsh weather conditions in parts of the United States. Paint Stores Segment architectural coatings sales began to recover in March from the February weather impact. Paint Stores Segment industrial maintenance and product finishes sales were weak during the quarter reflecting the continuation of a soft domestic economic environment. Consumer Segment sales were adversely impacted by stringent inventory control by many retail customers as a result of the harsh weather conditions. Sales in the Automotive Finishes Segment were adversely impacted by an overall decrease in repairable vehicles due to increased costs of repair. In the International Coatings Segment, sales were adversely impacted by unfavorable currency exchange rates. Volume gains were achieved by most International operations.

Despite the lower-than-anticipated sales in the last half of March, the Company expects that its diluted net income per common share in the first quarter of 2003 will be in the low part of the range of $.20 to $.23 per share, which was provided on March 10, 2003. The Company's diluted income per common share before the cumulative effect of change in accounting principle in the first quarter of 2002 was $.23 per share. The Company will release its first quarter financial results on Tuesday, April 22, 2003.

For the full year 2003, sales are still expected to be up 3.0 to 5.0 percent over 2002 and diluted net income per common share is anticipated to be within the range of $2.17 to $2.29 per share with annual sales at that level. These expectations are the same as those provided on February 6, and March 10, 2003.

The Sherwin-Williams Company, founded in 1866, is one of the world's leading companies engaged in the manufacture, distribution and sale of coatings and related products to professional, industrial, commercial and retail customers.



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This press release contains certain "forward-looking statements", as defined under U.S. federal securities laws, with respect to sales, earnings and other matters. These forward-looking statements are based upon management's current expectations, estimates, assumptions and beliefs concerning future events and conditions. Readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements are necessarily subject to risks, uncertainties and other factors, many of which are outside the control of the Company, that could cause actual results to differ materially from such statements and from the Company's historical results and experience. These risks, uncertainties and other factors include such things as: general business conditions, strengths of retail and manufacturing economies and the growth in the coatings industry; changes in the Company's relationships with customers and suppliers; changes in raw material availability and pricing; unusual weather conditions; and other risks, uncertainties and factors described from time to time in the Company's reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.



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